                          SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549

                                     FORM 8-K/A-1

                                    CURRENT REPORT

                       Filed pursuant to Section 13 or 15(d) of

                         THE SECURITIES EXCHANGE ACT OF 1934

                          February 5, 1997 (November 26, 1996)
                   Date of Report (Date of earliest event reported)

                              IVAC MEDICAL SYSTEMS, INC.
                  --------------------------------------------------
                  (Exact name of registrant as specified in charter)


                                       Delaware
                  --------------------------------------------------
                    (State or other jurisdiction of incorporation)


                                       33-96928
                  --------------------------------------------------
                               (Commission File Number)


                                      95-3177311
                  --------------------------------------------------
                          (IRS Employer Identification No.)


                                10221 Wateridge Circle
                               San Diego, CA 92121-2733
                  --------------------------------------------------
                      (Address of principal executive officers)



                                       (619) 458-7000
                 (Registrant's telephone number, including area code)

    This report on Form 8-K/A-1 supplements the report on Form 8-K (the "Form 8-K") filed by IVAC Medical Systems, Inc., a Delaware corporation, with the Securities and Exchange Commission on December 11, 1996.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

    (a)  Financial Statements of Business Acquired.

         The required financial statements were previously filed in the Form
8-K.

    (b)  Pro Forma Financial Information.

         Filed herewith.

    (c)  Exhibits.

         The required exhibits were previously filed in the Form 8-K.

                                      SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        IVAC HOLDINGS, INC., as successor to
                                        IVAC MEDICAL SYSTEMS, INC.




Date: February 5, 1997                   By:  /s/ William J. Mercer
                                             -------------------------------
                                             William J. Mercer
                                             Chief Executive Officer,
                                             and President

             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                  (UNAUDITED)

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

    The following Pro Forma Condensed Consolidated Balance Sheet at September 30, 1996 reflects the historical consolidated balance sheets of IMED and IVAC Holdings, adjusted to give effect to the Transactions (including the purchase of all Existing Senior Notes pursuant to the Debt Tender Offer and Consent Solicitation), as if the Transactions had occurred at September 30, 1996. The IVAC Holdings historical balance sheet at September 30, 1996 includes adjustments required to record the River Divestiture, including the write-down of River's assets to their estimated fair value and the accrual of discontinuation costs of $6.2 million.

    On the Merger Closing, the Company will account for the Merger as a purchase and all required purchase accounting adjustments to record assets and liabilities at their estimated fair values will be made based on the actual purchase price and actual levels of the IVAC Holdings assets acquired and liabilities assumed. The Merger Consideration is subject to adjustment based on certain factors such as the total IVAC Holdings cash and debt balances at the Merger Closing. Any adjustment to the purchase price will affect the amount allocated to intangible assets and will affect the amortization of intangibles in subsequent periods.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER DATA

    The following Pro Forma Condensed Consolidated Statements of Operations and Other Data for the year ended December 31, 1995 and nine months ended September 30, 1995 are based on the respective historical consolidated statements of operations of IMED and IVAC Holdings, adjusted to give effect to the Transactions and the River Divestiture, as if such transactions had occurred on January 1, 1995.

    The following Pro Forma Condensed Consolidated Statement of Operations and Other Data for the nine months ended September 30, 1996 is based on the historical unaudited results of operations of IMED and IVAC Holdings, adjusted to give effect to the Transactions and the River Divestiture, as if such transactions had occurred on January 1, 1996.

    The Pro Forma Condensed Consolidated Statements of Operations and Other Data reflect certain cost savings that management has identified related to elimination of duplicative costs for functional areas and facilities. However, the Pro Forma Condensed Consolidated Statements of Operations and Other Data do not reflect certain additional cost savings and synergies that management has identified related to areas such as vendor consolidation and research and development costs (other than in connection with facilities consolidations).

    The unaudited pro forma financial statements are based on assumptions the Company believes are reasonable, including those related to cost savings arising from the Company's integration plans, and which the Company believes are both factually supportable and directly attributable to the Merger. Such unaudited pro forma financial data should be read in conjunction with the Consolidated Financial Statements of IMED and IVAC Holdings and the respective accompanying notes thereto included elsewhere in this Prospectus.

    The following pro forma financial data are not necessarily indicative of the Company's results of operations that might have occurred had such transactions been completed at the beginning of the periods specified, and do not purport to represent what the Company's consolidated results of operations might be for any future period.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                                         AT SEPTEMBER 30, 1996
                                                                        --------------------------------------------------------
                                                                                    IVAC               TRANSACTIONS     COMPANY
                                                                          IMED    HOLDINGS  COMBINED   ADJUSTMENTS     PRO FORMA

                                ASSETS

Current Assets:

  Cash and cash equivalents...........................................  $    851  $ 10,447  $11,298     $  195,750(A)  $    101
                                                                                                           192,000(B)
                                                                                                         (230,250)(C)
                                                                                                         (180,697)(D)
                                                                                                            20,000(E)
                                                                                                           (8,000)(F)
  Receivables, net....................................................    24,714    52,469   77,183                      77,183
  Inventory...........................................................    20,339    39,646   59,985         10,000(C)    69,985
  Prepaid expenses and other current assets...........................     3,246     2,490    5,736          8,000(C)    16,436
                                                                                                             2,700(G)
                                                                        --------  --------  --------                   ---------

    Total current assets..............................................    49,150   105,052  154,202                     163,705
Net investment in sales type and direct financing leases and long-term
  contract receivables................................................    13,559    18,232   31,791                      31,791
Property, plant and equipment, net....................................    14,212    44,966   59,178                      59,178
Other non-current assets..............................................     5,072     1,626    6,698          6,250(A)    40,251
                                                                                                             8,000(B)
                                                                                                            20,000(C)
                                                                                                             (697)(D)
Intangible assets.....................................................    48,344    21,105   69,449        244,091(C)   313,540
                                                                        --------  --------  --------                   ---------
    Total assets......................................................  $130,337  $190,981  $321,318                   $608,465
                                                                        --------  --------  --------                   ---------
                                                                        --------  --------  --------                   ---------

 LIABILITIES AND STOCKHOLDER'S EQUITY

Current Liabilities:

  Accounts payable....................................................  $  8,255  $ 13,703  $21,958                    $ 21,958
  Accrued expenses and other liabilities..............................    13,043    49,643   62,686     $ (11,000)(C)    68,097
                                                                                                             3,589(D)
                                                                                                             8,000(F)
                                                                                                           (6,000)(H)
  Short-term debt and current portion of long-term debt...............       149    17,534   17,683        (1,250)(A)     3,933
                                                                                                            15,000(D)
                                                                        --------  --------  --------                   ---------
    Total current liabilities.........................................    21,447    80,880  102,327                      93,988
Long-term debt........................................................    19,865   142,955  162,820      (200,750)(A)   406,712
                                                                                                         (200,000)(B)
                                                                                                           (5,250)(C)
                                                                                                           162,108(D)
Other non-current liabilities.........................................     1,532     2,737    4,269                       4,269
                                                                        --------  --------  --------                   ---------
    Total liabilities.................................................    42,844   226,572  269,416                     504,969

Common stock and capital in excess of par.............................    77,058    33,855  110,913         33,855(C)    97,058
                                                                                                          (20,000)(E)
Retained earnings/(accumulated deficit)...............................    10,226   (70,166) (59,940 )     (70,166)(C)     6,229
                                                                                                               697(D)
                                                                                                           (2,700)(G)
                                                                                                             6,000(H)
Cumulative translation adjustment and other...........................       209       720      929            720(C)       209
                                                                        --------  --------  --------                   ---------
    Total stockholder's equity (deficit)..............................    87,493   (35,591)  51,902                     103,496
                                                                        --------  --------  --------                   ---------
    Total liabilities and stockholder's equity........................  $130,337  $190,981  $321,318                   $608,465
                                                                        --------  --------  --------                   ---------
                                                                        --------  --------  --------                   ---------

   See accompanying notes to Pro Forma Condensed Consolidated Balance Sheet.

            NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                  (UNAUDITED)

                             (DOLLARS IN THOUSANDS)

(A) Reflects receipt of gross proceeds of $202,000 from the initial borrowing under the New Credit Facility, net of issuance costs of $6,250 which have been included in other non-current assets.

    New Credit Facility consists of the following:

Term loan facilities..............................................  $ 200,000
Revolving credit facility(1)......................................      2,000
                                                                    ---------
    Total New Credit Facility.....................................    202,000
Current portion...................................................      1,250
                                                                    ---------
Long-term.........................................................  $ 200,750
                                                                    ---------
                                                                    ---------

------------------------

(1) The actual amount borrowed under the revolving credit facility at the Merger Closing related to the Transactions was $4,200.

 (B) Reflects receipt of gross proceeds of $200,000 from the issuance of the Notes, net of $6,000 of selling commissions and $2,000 of offering expenses which have been reflected as debt issuance costs and included in other non-current assets.

 (C) Reflects the allocation of the total Merger cost:

Cash Merger Consideration.........................................  $ 224,500
Estimated transaction fees in addition to debt issuance costs.....      5,750
                                                                    ---------
  Total cash payments in connection with Merger...................    230,250
                                                                    ---------

Elimination of book value of net assets acquired:
Common stock and capital in excess of par.........................    (33,855)
Accumulated deficit...............................................     70,166
Cumulative translation adjustment and other.......................       (720)
                                                                    ---------
  Net stockholders' deficit.......................................     35,591
                                                                    ---------
    Excess of cost over book value................................  $ 265,841
                                                                    ---------
                                                                    ---------
Allocation of excess cost over book value:

Amount assigned to inventory......................................  $  10,000
Deferred tax assets--current......................................      8,000
Deferred tax assets--non-current..................................     20,000
Severance, bonus and restructuring related to IVAC personnel and facilities (see Note (H) below for IMED restructuring
  charges)........................................................    (11,000)
Premium payable in connection with the Debt Tender Offer
  and Consent Solicitation........................................     (5,250)
Amount assigned to intangible assets..............................    244,091
                                                                    ---------
    Total.........................................................  $ 265,841
                                                                    ---------
                                                                    ---------

                                  (UNAUDITED)

                             (DOLLARS IN THOUSANDS)

(D) Reflects the retirement of the following long-term and current debt obligations and related accrued interest:

                                                                           ACCRUED
                                                                 DEBT     INTEREST     TOTAL
Current debt:

IVAC existing credit facility...............................  $   15,000  $     165  $   15,165
                                                              ----------  ---------  ----------
Long term debt:
Existing Senior Notes (including redemption premium and
  consent fees of $5,250)...................................     105,250      3,248     108,498
Junior Subordinated Notes of IVAC Holdings..................      37,324         --      37,324
IMED Existing Credit Facility (1)...........................      19,534        176      19,710
                                                              ----------  ---------  ----------
    Total long-term debt....................................     162,108      3,424     165,532
                                                              ----------  ---------  ----------
    Total current and long-term debt........................  $  177,108  $   3,589  $  180,697
                                                              ----------  ---------  ----------
                                                              ----------  ---------  ----------

------------------------

(1) The Pro Forma Condensed Consolidated Balance Sheet also includes the write-off of related unamortized debt issuance costs of $697.

 (E) Reflects the Capital Contribution from Advanced Medical.

 (F) Reflects $8,000 payment to Eli Lilly and Company ("Lilly") which is anticipated to be made by IVAC Holdings prior to the consummation of the Merger and will be paid from existing cash balances and/or with borrowings under IVAC's existing credit facility.

(G) Reflects tax benefit at an estimated statutory rate of 40% related to IMED restructuring costs of $6,000 and $697 write-off of unamortized debt issuance costs related to IMED's Existing Credit Facility.

(H) Reflects $6,000 non-recurring restructuring charge related to the closure of certain IMED facilities and severance payments.

    PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND OTHER DATA

                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                      YEAR ENDED DECEMBER 31, 1995
                                               --------------------------------------------------------------------------
                                                                                    RIVER
                                                           IVAC                  DIVESTITURE     TRANSACTIONS    COMPANY
                                                 IMED    HOLDINGS   COMBINED   ADJUSTMENTS (A)   ADJUSTMENTS    PRO FORMA
Net sales....................................  $112,551   $240,971   $353,522     $   (794)                     $352,728
Cost of sales................................    63,270    157,869    221,139       (5,357)        $(6,600)(B)   209,182
                                               --------  ---------  ---------                                   ---------
Gross margin.................................    49,281     83,102    132,383                                    143,546
                                               --------  ---------  ---------                                   ---------

Selling and marketing........................    16,567     43,994     60,561       (3,006)         (2,850)(B)    54,705
General and administrative...................     8,893     28,381     37,274       (3,478)          8,136(C)     41,032
                                                                                                      (900)(B)
Research and development.....................     7,386     12,083     19,469         (790)           (250)(B)    18,429
Purchased research and development...........        --     22,883     22,883      (12,755)                       10,128
Restructuring................................        --      5,944      5,944         (103)                        5,841
Other operating expense, net.................        --      1,497      1,497                                      1,497
                                               --------  ---------  ---------                                   ---------
  Total operating expenses...................    32,846    114,782    147,628                                    131,632
                                               --------  ---------  ---------                                   ---------
  Income (loss) from operations..............    16,435    (31,680)   (15,245)                                    11,914
                                               --------  ---------  ---------                                   ---------
Other income (expense):
  Interest income (D)........................     2,361      3,506      5,867                                      5,867
  Interest expense...........................    (2,052)   (27,969)   (30,021)         163         (37,784)(E)   (44,633)
                                                                                                    23,009(F)
  Other, net.................................      (379)        --       (379)                                      (379)
                                               --------  ---------  ---------                                   ---------
                                                    (70)   (24,463)   (24,533)                                   (39,145)
                                               --------  ---------  ---------                                   ---------
Income (loss) before income taxes............    16,365    (56,143)   (39,778)                                   (27,231)
Provision for (benefit from) income taxes....     8,099       (378)     7,721        3,831          (7,952)(G)     3,600
                                               --------  ---------  ---------  ---------------   ------------   ---------
Net income (loss)............................  $  8,266  $ (55,765) $ (47,499)    $ 21,027         $(4,359)     $(30,831)
                                               --------  ---------  ---------  ---------------   ------------   ---------
                                               --------  ---------  ---------  ---------------   ------------   ---------
OTHER DATA:
  Income (loss) from operations..............  $ 16,435  $ (31,680) $ (15,245)    $ 24,695       $   2,464      $ 11,914
  Depreciation and amortization..............     6,542     20,950     27,492       (1,199)          7,336        33,629
  Technology license fee to Advanced Medical
    (H)......................................        --         --         --                        1,100         1,100
  Inventory purchase accounting adjustment...        --     14,774     14,774                                     14,774
  Restructuring..............................        --      5,944      5,944         (103)                        5,841
  Purchased research and development.........        --     22,883     22,883      (12,755)                       10,128
  Lease/contract interest income.............     2,361      3,013      5,374                                      5,374
                                               --------  ---------  ---------  ---------------   ------------   ---------
  Adjusted EBITDA............................  $ 25,338  $  35,884  $  61,222     $ 10,638         $10,900      $ 82,760
                                               --------  ---------  ---------  ---------------   ------------   ---------
                                               --------  ---------  ---------  ---------------   ------------   ---------

    See accompanying notes to Pro Forma Condensed Consolidated Statements of
                           Operations and Other Data.

    PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND OTHER DATA

                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                NINE MONTHS ENDED SEPTEMBER 30, 1995
                                           ------------------------------------------------------------------------------
                                                                                 RIVER
                                                        IVAC                  DIVESTITURE    TRANSACTIONS      COMPANY
                                             IMED     HOLDINGS   COMBINED   ADJUSTMENTS(A)    ADJUSTMENTS     PRO FORMA
Net sales................................  $  83,012  $ 174,663  $ 257,675    $      (555)                    $ 257,120
Cost of sales............................     46,633    118,255    164,888         (3,404)   $  (4,950)(B)      156,534
                                           ---------  ---------  ---------                                  -------------
Gross margin.............................     36,379     56,408     92,787                                      100,586
                                           ---------  ---------  ---------                                  -------------

Selling and marketing....................     12,965     32,470     45,435         (2,235)      (2,137)(B)       41,063
General and administrative...............      6,502     18,529     25,031         (2,254)       6,102(C)        28,204
                                                                                                  (675)(B)
Research and development.................      5,603     10,111     15,714           (642)        (188)(B)       14,884
Purchased research and development.......         --     19,883     19,883         (9,755)                       10,128
Restructuring............................         --      4,460      4,460           (103)                        4,357
                                           ---------  ---------  ---------                                  -------------
  Total operating expenses...............     25,070     85,453    110,523                                       98,636
                                           ---------  ---------  ---------                                  -------------
  Income (loss) from operations..........     11,309    (29,045)   (17,736)                                       1,950
                                           ---------  ---------  ---------                                  -------------
Other income (expense):
  Interest income (D)....................      1,766      2,491      4,257                                        4,257
  Interest expense.......................     (1,647)   (20,047)   (21,694)            98      (28,338)(E)      (32,945)
                                                                                                16,989(F)
  Other, net.............................       (307)        --       (307)                                        (307)
                                           ---------  ---------  ---------                                  -------------
                                                (188)   (17,556)   (17,744)                                     (28,995)
                                           ---------  ---------  ---------                                  -------------
Income (loss) before income taxes........     11,121    (46,601)   (35,480)                                     (27,045)
Provision for (benefit from) income
  taxes..................................      5,076     (3,270)     1,806          3,831       (2,937)(G)        2,700
                                           ---------  ---------  ---------  ---------------  -------------  -------------
Net income (loss)........................  $   6,045  $ (43,331) $ (37,286)   $    14,105    $  (6,564)       $ (29,745)
                                           ---------  ---------  ---------  ---------------  -------------  -------------
                                           ---------  ---------  ---------  ---------------  -------------  -------------
OTHER DATA:
  Income (loss) from operations..........  $  11,309  $ (29,045) $ (17,736)   $    17,838    $   1,848        $   1,950
  Depreciation and amortization..........      4,889     15,094     19,983           (867)       5,502           24,618
  Technology license fee to Advanced              --         --         --                         825              825
    Medical(H)...........................
  Inventory purchase accounting                   --     14,774     14,774                                       14,774
    adjustment...........................
  Purchased research and development.....         --     19,883     19,883         (9,755)                       10,128
  Restructuring..........................         --      4,460      4,460           (103)                        4,357
  Lease/contract interest income.........      1,766      2,130      3,896                                        3,896
                                           ---------  ---------  ---------  ---------------  -------------  -------------
  Adjusted EBITDA........................  $  17,964  $  27,296  $  45,260    $     7,113    $   8,175        $  60,548
                                           ---------  ---------  ---------  ---------------  -------------  -------------
                                           ---------  ---------  ---------  ---------------  -------------  -------------

    See accompanying notes to Pro Forma Condensed Consolidated Statements of
                           Operations and Other Data.

    PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND OTHER DATA

                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                NINE MONTHS ENDED SEPTEMBER 30, 1996
                                           -------------------------------------------------------------------------------
                                                                                 RIVER
                                                        IVAC                  DIVESTITURE    TRANSACTIONS      COMPANY
                                             IMED     HOLDINGS   COMBINED   ADJUSTMENTS(A)    ADJUSTMENTS     PRO FORMA
Net sales................................  $  81,770  $ 170,155  $ 251,925     $    (373)                     $  251,552
Cost of sales............................     44,757     98,836    143,593        (2,787)    $  (4,950)(B)       135,856
                                           ---------  ---------  ---------                                  --------------
Gross margin.............................     37,013     71,319    108,332                                       115,696
                                           ---------  ---------  ---------                                  --------------

Selling and marketing....................     13,167     28,872     42,039          (819)       (2,137)(B)        39,083
General and administrative...............      7,050     17,479     24,529          (719)        6,102(C)         29,237
                                                                                                  (675)(B)
Research and development.................      5,773      7,663     13,436          (199)         (188)(B)        13,049
Restructuring............................         --     17,396     17,396       (17,396)                             --
                                           ---------  ---------  ---------                                  --------------
    Total operating expenses.............     25,990     71,410     97,400                                        81,369
                                           ---------  ---------  ---------                                  --------------
    Income (loss) from operations........     11,023        (91)    10,932                                        34,327
                                           ---------  ---------  ---------                                  --------------
Other income (expense):
  Interest income(D).....................      1,921      2,146      4,067                                         4,067
  Interest expense.......................     (1,119)   (13,730)   (14,849)          121       (28,417)(E)       (30,074)
                                                                                                13,071(F)
  Other, net.............................        (49)        --        (49)                                          (49)
                                           ---------  ---------  ---------                                  --------------
                                                 753    (11,584)   (10,831)                                      (26,056)
                                           ---------  ---------  ---------                                  --------------
Income (loss) before income taxes........     11,776    (11,675)       101                                         8,271
Provision for (benefit from) income
  taxes..................................      5,573      2,434      8,007         2,782        (8,589)(G)         2,200
                                           ---------  ---------  ---------       -------     -------------  --------------
Net income (loss)........................  $   6,203  $ (14,109) $  (7,906)    $  18,886       $(4,909)     $       6,071
                                           ---------  ---------  ---------        -------    -------------  --------------
                                           ---------  ---------  ---------        -------    -------------  --------------
OTHER DATA:
  Income (loss) from operations..........  $  11,023  $     (91) $  10,932  $      21,547    $    1,848     $      34,327
  Depreciation and amortization..........      5,508     15,279     20,787           (748)        5,502            25,541
  Technology license fee to Advanced
    Medical(H)...........................         --         --         --                          550               550
  Restructuring..........................         --     17,396     17,396        (17,396)                             --
  Lease/contract interest income.........      1,921      1,812      3,733                                          3,733
                                           ---------  ---------  ---------        -------    -------------  --------------
  Adjusted EBITDA........................  $  18,452  $  34,396  $  52,848  $       3,403        $7,900     $      64,151
                                           ---------  ---------  ---------        -------    -------------  --------------
                                           ---------  ---------  ---------        -------    -------------  --------------

    See accompanying notes to Pro Forma Condensed Consolidated Statements of
                           Operations and Other Data.

                   NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                    STATEMENTS OF OPERATIONS AND OTHER DATA

                                  (UNAUDITED)

                             (DOLLARS IN THOUSANDS)

(A) In June 1996, IVAC decided to discontinue River's operations and to divest River's assets. River's primary assets include patents, technologies, trade secrets, inventories and manufacturing equipment. As a result of the River Divestiture, pro forma adjustments have been made to eliminate the historical operating results of River and the related income tax impact to IVAC Holdings.

 (B) In connection with the Merger, management has performed a review of operating activities of IVAC and IMED and identified duplicative costs that will be eliminated in connection with the Merger. The most significant of these eliminations will be achieved through head count reductions and closure of redundant manufacturing and headquarters facilities.

    Total cost savings resulting from head count reductions, assuming such reductions had occurred at the beginning of each pro forma period, would have been $3,000 for the year ended December 31, 1995 and $2,250 for the nine months ended September 30, 1995 and 1996, and have been allocated to operating expenses as follows:

                                                                          YEAR ENDED         NINE MONTHS ENDED
                                                                         DEC. 31, 1995  SEPTEMBER 30, 1995 AND 1996
        Selling and marketing..........................................    $   2,600             $   1,950
        General and administrative.....................................          400                   300
                                                                              ------                ------
                                                                           $   3,000             $   2,250
                                                                              ------                ------
                                                                              ------                ------

    Due to excess capacity at the manufacturing facilities of both IMED and IVAC, management has decided to consolidate IMED's existing San Diego manufacturing operations at IVAC's San Diego facility. Total cost savings resulting from this facility consolidation, assuming such consolidation had occurred at the beginning of each pro forma period, would have been $6,600 for the year ended December 31, 1995 and $4,950 for the nine months ended September 30, 1995 and 1996.

    In addition, as a result of the head count reductions described above, management has decided to consolidate the headquarters of IMED with IVAC's existing San Diego headquarters. Total cost savings resulting from this consolidation, assuming such consolidation had occurred at the beginning of each pro forma period, would have been $1,000 for the year ended December 31, 1995 and $750 for the nine months ended September 30, 1995 and 1996 and have been allocated to operating expenses as follows:

                                                                          YEAR ENDED         NINE MONTHS ENDED
                                                                         DEC. 31, 1995  SEPTEMBER 30, 1995 AND 1996
        Selling and marketing..........................................    $     250             $     187
        General and administrative.....................................          500                   375
        Research and development.......................................          250                   188
                                                                              ------                ------
                                                                           $   1,000             $     750
                                                                              ------                ------
                                                                              ------                ------

    Management has identified additional costs savings related to volume discounts expected to be received in connection with the consolidation of suppliers and vendors, as well as planned cost savings related to the consolidation of research and development programs. Estimated cost savings related to these items are not deemed to qualify for pro forma adjustments under Regulation S-X and, accordingly, have been excluded from such adjustments.

                   NOTES TO PRO FORMA CONDENSED CONSOLIDATED
              STATEMENTS OF OPERATIONS AND OTHER DATA (CONTINUED)

                                  (UNAUDITED)

                             (DOLLARS IN THOUSANDS)

 (C) Reflects amortization of increased intangible assets (primarily goodwill) using an estimated useful life of 30 years. No adjustment to cost of sales has been made in the Pro Forma Condensed Consolidated Statements of Operations and Other Data related to the purchase accounting adjustment made to inventory as it will result in a non-recurring increase to cost of sales when such inventory is sold.

(D) Interest income consists of lease/contract interest income and interest income on actual cash balances.

 (E) Reflects interest expense related to the borrowings under the New Credit Facility and the Notes:

                                                          YEAR ENDED
                                                           DEC. 31,      NINE MONTHS ENDED    NINE MONTHS ENDED
                                                             1995       SEPTEMBER 30, 1995    SEPTEMBER 30, 1996
    New Credit Facility (at an assumed weighted average
      interest rate of 8.7%)(1)........................   $   16,547         $  12,410            $   12,489
    Amortization of issuance costs.....................          937               703                   703
    Notes (at an interest rate of 9.75%)...............       19,500            14,625                14,625
    Amortization of issuance costs.....................          800               600                   600
                                                         ------------          -------               -------
                                                          $   37,784         $  28,338            $   28,417
                                                         ------------          -------               -------
                                                         ------------          -------               -------

    ----------------------------

    (1) For the year ended December 31, 1995, the nine months ended September 30, 1995 and eight months of the nine months ended September 30, 1996, excludes interest expense related to $11,000 of borrowings under the New Credit Facility used to repay borrowings under the Existing Credit Facility incurred in connection with the repurchase of certain European distribution rights on August 30, 1996.

 (F) Reflects elimination of interest expense, including amortization of debt issuance costs in connection with the Refinancing, the Debt Tender Offer and Consent Solicitation, and the Junior Notes Repayment:

                                                             YEAR ENDED
                                                              DEC. 31,    NINE MONTHS ENDED   NINE MONTHS ENDED
                                                                1995      SEPTEMBER 30, 1995  SEPTEMBER 30, 1996
    IMED Existing Credit Facility.........................   $    1,166       $      884          $    1,055
    IVAC existing credit facility (1).....................        3,286            2,231               1,188
    Existing Senior Notes.................................        1,465               --               7,465
    Junior subordinated notes of IVAC Holdings............        3,961            2,971               3,363
    Bridge notes of IVAC Medical Systems (2)..............       13,131           10,903                  --
                                                            ------------         -------             -------
                                                             $   23,009       $   16,989          $   13,071
                                                            ------------         -------             -------
                                                            ------------         -------             -------

    ----------------------------

    (1) In addition to interest on the $15,000 of indebtedness outstanding at September 30, 1996 under IVAC's existing credit facility that will be repaid in the Refinancing, the elimination of interest expense related to IVAC includes interest on $14,000 of bank debt which was repaid with the proceeds received from the issuance of the Existing Senior Notes by IVAC Medical Systems during November 1995.

    (2) Bridge notes of IVAC Medical Systems were repaid in full with the proceeds from the issuance of the Existing Senior Notes in November 1995. Accordingly, all interest expense and write-off and amortization of debt issuance costs related to the bridge notes have been eliminated in the Pro Forma Condensed Consolidated Statements of Operations and Other Data for the year ended December 31, 1995 and the nine months ended September 30, 1995.

    Pro forma interest expense does not reflect interest savings attributable to the repayment of approximately $25,000 principal amount of IVAC debt in November 1995 with the proceeds of the sale of IVAC's San Diego manufacturing and office facility. Assuming the sale had occured at January 1, 1995, interest expense would have been reduced by $3,159 and $1,923 for the year ended December 31, 1995 and nine months ended September 30, 1995, respectively.

                   NOTES TO PRO FORMA CONDENSED CONSOLIDATED
              STATEMENTS OF OPERATIONS AND OTHER DATA (CONTINUED)

                                  (UNAUDITED)

                             (DOLLARS IN THOUSANDS)

(G) Reflects adjustment to income tax expense related to the Transactions. The pro forma income tax expense represents the expected taxes on the pro forma pretax income (loss) which is primarily foreign taxes.

(H) Prior to June 30, 1996, Advanced Medical licensed to IMED certain technology rights for $1,100 per year. Because this license fee could not be paid to Advanced Medical as a result of restrictions in the Existing Credit Facility, IMED accrued a liability in respect of such license fee. Effective June 30, 1996 Advanced Medical contributed the underlying technology to IMED. This non-cash charge has been added to income from operations in computing Adjusted EBITDA.